Exhibit 10.2

PROMISSORY NOTE

$5,000,000	Los Angeles, CA
February 6, 2019

Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada, a Costa Rican company (the "Maker"), for value received, hereby promises to pay to Gopher Protocol Inc., a Nevada corporation, or registered assigns (the "Holder"), the principal sum of FIVE MILLION ($5,000,000) Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Maker further promises to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%) per annum, principal and interest on the outstanding balance to be paid on the two-year anniversary of the date on which this Note is dated. Interest shall be calculated on the basis of a 360-day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of California.

This Note can be prepaid in whole or in part at any time without the consent of the Holder provided that Maker shall pay all accrued interest on the principal so prepaid to date of such prepayment.

This Note is secured by ALL Maker assets, including the Shares as such term is defined in the Letter Agreement entered between the Maker and the Holder dated as of the date hereof and proceeds generated from the sale of the Shares as well as proceeds from the assignment of said proceeds to a third party for consideration. Maker will provide documents as needed to prove said pledge on its assets.

The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

a.       Application for, or consent to, the appointment of a receiver, trustee or liquidator for Maker or of its property;

b.       Admission in writing of the Maker's inability to pay its debts as they mature;

c.       General assignment by the Maker for the benefit of creditors;

d.       Filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

e.       Entering against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days.

f.        Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise;

g.       Default in any covenant or obligation of Maker in favor of Holder arising pursuant to the agreement between Maker and Holder dated as of the date of this Note.

All rights and remedies available to the Holder pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

The Maker waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

In the event of any litigation with respect to the obligations evidenced by this Note, the Maker waives the right to a trial by jury and all rights of set-off and rights to interpose permissive counterclaims and cross-claims. This Note shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the successors, endorsees or assigns of the Maker and inure to the benefit of the Holder, its successors, endorsees and assigns.

The Maker hereby irrevocably consents to the jurisdiction of the courts of Los Angeles County, in the State of California in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

Gopher Protocol Costa Rica Sociedad De
Responsabilidad Limitada

By: /s/ Mauricio Lara
Name: Mauricio Lara
Title: Manager

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